EXHIBIT 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.
金沙中國有限公司*

(incorporated in the Cayman Islands with limited liability)
(Stock Code: 1928)

VOLUNTARY ANNOUNCEMENT

Reference is made to our announcement dated March 31, 2011 in respect of an investigation by the Securities and Futures Commission of Hong Kong (“SFC”) in relation to alleged breaches of the provisions of the Securities and Futures Ordinance.

The Company is pleased to announce that on December 15, 2011 it received confirmation from the SFC that the investigation has been concluded and that no further action will be taken against the Company at this time.

This announcement has not been required or endorsed by the SFC.

By order of the Board
SANDS CHINA LTD.
David Alec Andrew Fleming
Company Secretary

Macao, December 18, 2011

As at the date of this announcement, the directors of the Company are:
Executive Directors:
Edward Matthew Tracy
Toh Hup Hock

Non-executive Directors:
Sheldon Gary Adelson
Michael Alan Leven (David Alec Andrew Fleming as his alternate)
Jeffrey Howard Schwartz
Irwin Abe Siegel
Lau Wong William

Independent non-executive Directors:
Iain Ferguson Bruce
Chiang Yun
David Muir Turnbull

* For identification purposes only